The Prudential Series Fund, Inc.
For the fiscal period ended 12/31/2007
File number 811-03623

                                  SUB-ITEM 77D
                  Policies With Respect to Security Investment


                           THE PRUDENTIAL SERIES FUND
                         SP Asset Allocation Portfolios

                              ADVANCED SERIES TRUST
                     AST Dynamic Asset Allocation Portfolios

                        Supplement dated October 26, 2007
   To Prospectuses and Statements of Additional Information dated May 1, 2007


Brian Ahrens has replaced James G. Russell as a portfolio manager for each of the SP Asset Allocation Portfolios and each of the AST Dynamic Asset Allocation Portfolios. All references and information pertaining to Mr. Russell appearing in the prospectus and Statement of Additional Information are hereby deleted.

To further reflect this change, information pertaining to Mr. Ahrens is hereby added as noted below:

The section of each Prospectus entitled "How the Fund is Managed - Portfolio Managers" is amended by adding the following discussion pertaining to Mr. Ahrens to the existing discussions pertaining to the SP Asset Allocation Portfolios and the AST Dynamic Asset Allocation Portfolios:

     Brian Ahrens is the Senior Vice President and Head of the Strategic Investment Research Group of Prudential Investments. His staff of professionals is responsible for over 150 managers and 400 different investment styles that represent approximately $110 billion in total assets. Mr. Ahrens has been with Prudential for over 15 years. Most recently he worked for Prudential Securities on their Fixed Income Sales/Trading Desk where he was an Associate Vice President.

     Mr. Ahrens earned his M.B.A. in Finance from the Stern School of Business at New York University. He graduated from James Madison University with a double major in Finance and German. He is series 7, series 24 and series 63 certified, CIMA certified, and presently a candidate for the CFA.

The section of Part I of each Statement of Additional Information entitled "Management & Advisory Arrangements - Additional Information About the Portfolio Managers - Other Accounts and Fund Ownership" is amended by adding to the tables for each of the SP Asset Allocation Portfolios and the AST Dynamic Asset Allocation Portfolios the following information pertaining to Mr. Ahrens. Information pertaining to Mr. Ahrens is furnished as of June 30, 2007:

       SP Aggressive Growth Asset
      Allocation Portfolio
  Portfolio Registered     Other        Other      Ownership
  Managers  Investment     Pooled       Accounts   of Fund
            Companies      Investment             Securitie
                          Vehicles               s
  Brian     8/$15,190,147, None         None       None
  Ahrens    818


     SP Balanced Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$13,999,479, None         None       None
   Ahrens    784

     ASTPSFSUP1






     SP Conservative Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$14,775,305, None         None       None
   Ahrens    529

     SP Growth Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$14,108,291, None         None       None
   Ahrens    142

     AST Aggressive Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$14,882,500, None         None       None
   Ahrens    028

     AST Capital Growth Asset Allocation Portfolio
   Portfolio Registered     Other       Other       Ownership
   Managers  Investment     Pooled      Accounts    of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$9,889,922,  None        None        None
   Ahrens    285

     SP Balanced Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$11,233,741, None         None       None
   Ahrens    636

     AST Conservative Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$14,228,186, None         None       None
   Ahrens    515

     AST Preservation Asset Allocation Portfolio
   Portfolio Registered     Other        Other      Ownership
   Managers  Investment     Pooled       Accounts   of Fund
             Companies      Investment             Securitie
                           Vehicles               s
   Brian     8/$14,892,465, None         None       None
   Ahrens    863


ASTPSFSUP1